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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 17, 2002
                                                       -------------------

                                  HOLOGIC, INC.
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             (Exact Name Of Registrant As Specified In Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

                     0-18281                                                         04-2902449
-----------------------------------------------------                  -----------------------------------------
             (Commission File Number)                                     (I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, Massachusetts                                                 01730
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        (Address of Principal Executive Offices)                                       (Zip Code)

                                  (781)999-7300
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)






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Item 5.       Other Events.

         On December 22, 1992, the Board of Directors of Hologic, Inc. (the "Company") declared a dividend of one right ("Old Rights") in respect of each outstanding share of common stock, par value $0.01 per share (the "Common Shares") of the Company. Each Old Right entitled the registered holder to purchase from the Company one Common Share upon the terms and subject to the conditions of a Rights Agreement (the "Original Rights Agreement"), dated as of December 22, 1992, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent. The Old Rights and the Original Rights Agreement expire by their terms on December 31, 2002.

         Accordingly, on September 17, 2002, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "New Right") for each outstanding Common Share on December 31, 2002 (the "Record Date") to the stockholders of record on that date. Each New Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, at a price of $60.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the New Rights will be set forth in a new Rights Agreement (the "New Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares, or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the New Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of the Summary of Rights attached thereto.

         Until the Distribution Date, the New Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the New Rights), new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the New Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the New Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the New Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the New Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the New Rights.

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         The New Rights are not exercisable until the Distribution Date. The New
Rights will expire on January 1, 2013 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the New Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the New Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding New Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each New Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         Preferred Shares purchasable upon exercise of the New Rights will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment of 1000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment of 1000 times the aggregate payment made per Common Share. Each Preferred Share will have 1000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each New Right should approximate the value of one Common Share.

         In the event that any person becomes an Acquiring Person, each holder of a New Right, other than New Rights beneficially owned by the Acquiring Person and its Affiliates and Associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the New Right. In the event that, at any time after a Person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a New Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the New Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) which at the

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time of such transaction will have a market value of two times the exercise price of the New Right.

         If the Company does not have sufficient Common Shares to satisfy such obligation to issue Common Shares, or if the Board of Directors so elects, the Company shall deliver upon payment of the exercise price of a New Right an amount of cash or securities or other assets equivalent in value to the Common Shares issuable upon exercise of a New Right; provided that, if the Company fails to meet such obligation within 30 days following the first occurrence of an event triggering the right to purchase Common Shares, the Company must deliver, upon exercise of a New Right but without requiring payment of the exercise price then in effect, Common Shares (to the extent available) and then, if necessary Preferred Shares (to the extent available) and then, if necessary, cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a New Right and the exercise price then in effect. The Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the New Rights.

         At any time after any Person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding Common Shares, the Board of Directors of the Company may exchange the New Rights (other than New Rights owned by such person or group which have become void), in whole or in part, for Common Shares or Preferred Shares at an exchange ratio of one Common Share, or a fractional Preferred Share (or other preferred stock) equivalent in value thereto, per New Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares or Common Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Shares or the Common Shares.

         At any time prior to the time any Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the New Rights in whole, but not in part, at a price of $0.001 per New Right (the "Redemption Price") payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the New Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the New Rights, the right to exercise the New Rights will terminate and the only right of the holders of New Rights will be to receive the Redemption Price.

          For so long as the New Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the New Rights Agreement in any manner. After the New Rights are no longer redeemable, the Company may, except with respect to the Redemption

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Price, amend the New Rights Agreement in any manner that does not adversely affect the interests of holders of the New Rights.

         Until a New Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A form of the New Rights Agreement is attached hereto as an exhibit and is incorporated herein by reference. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the New Rights Agreement.

Item 7.    Financial Statements and Exhibits.

Exhibit 4 Form of Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.

Exhibit 99 Press Release of the Registrant dated September 26, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 26, 2002            HOLOGIC, INC.



                                      By: /s/ Glenn P. Muir
                                         ---------------------------
                                         Glenn P. Muir, Executive Vice President
                                         Finance and Administration, Treasurer